EXHIBIT 10

                              PURCHASE AGREEMENT

     THIS PURCHASE AGREEMENT is made the 16th day of May 2002, by and among Vaso Boreta ("Purchaser"), LVDGT Rainbow, Inc. ("Rainbow"), and Sports Entertainment Enterprises, Inc., a Colorado corporation (referred to as "SPEN").

     WHEREAS, Purchaser desires to acquire all of the issued and outstanding shares of common stock of Rainbow; and

     WHEREAS, Rainbow is a wholly-owned subsidiary of SPEN; and

     WHEREAS, SPEN desires to sell all of its Shares of common stock of Rainbow to Purchaser; and

     WHEREAS, Purchaser, Rainbow and SPEN desire to make certain representations, warranties, covenants and agreements in connection with the Purchase.

     NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

                                   ARTICLE 1
                                 THE PURCHASE

     1.1 Sale and Delivery of Common Stock. Subject to all the terms and conditions of this Agreement, SPEN shall transfer, convey and deliver to Purchaser at the Closing (as defined in paragraph 1.2 hereof) good, valuable and marketable title to the shares of Rainbow, free and clear of all liens, claims and encumbrances in exchange for the consideration described in this
Article 1. The consideration described in this Article 1 hereof shall be delivered to SPEN in accordance with the provisions of Section 1.3 below.

     1.2 Effective Date and Closing. The closing of the transaction contemplated herein (the "Closing") shall occur at a mutually agreeable time and place, on the earliest practicable date following the day on which all of the obligations and conditions precedent contained herein are complied with. The Closing date shall be July 1, 2002, or as soon thereafter as reasonably practicable after the approval of SPEN's shareholders referred to in Section
6.5 (the "Closing Date").

     1.3 Purchase Price. Subject to all of the terms and conditions set forth in the Agreement and in reliance on the representations, warranties and covenants hereinafter set forth, the purchase price shall be $347,000 to be paid on behalf of Purchaser by reducing the amounts owed by SPEN to Rainbow by that amount.

     1.4 Debt Forgiveness. As additional consideration on behalf of Purchaser, as of the closing date Rainbow will forgive all remaining amounts owed to it by SPEN.

                                  ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to SPEN:

     Investigation of Financial Condition. Purchaser has had the opportunity to meet with SPEN and Rainbow's accountants and attorneys to discuss the financial condition of Rainbow. Rainbow has made available to Purchaser all
books and records of Rainbow.   Purchaser has made such investigation of the
financial condition of Rainbow it deems necessary. Rainbow have provided all documents requested by Purchaser and answered all questions and inquiries made by Purchaser. Purchaser has relied on its own legal, tax and financial advisors. Purchaser is not relying on any oral statements made by any person.

                                   ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF RAINBOW

     Except as disclosed in Schedule 3 which is attached hereto and incorporated herein by reference, Rainbow represents and warrants to Purchaser that:

     3.1 Organization. Rainbow is a corporation duly organized, valid existing, and in good standing under the laws of Nevada, has all necessary corporate powers to own properties and to carry on business, and it is not now conducting any business, except to the extent to which the effecting of the transaction contemplated by this Agreement constitutes doing business.

     3.2 Capitalization. The authorized capital stock of Rainbow consists of 2,500 shares of Common Stock of which 100 shares of Common Stock are currently issued and outstanding. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Rainbow to issue or to transfer from treasury any additional shares of its capital stock of any class.

     3.3 Subsidiaries. Rainbow does not presently have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation).

     3.4 Directors and Officers. Schedule 3 contains the names and titles of all directors and officers of Rainbow as of the date of this Agreement.

     3.5 Authority. Rainbow has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The Board of Directors of Rainbow has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of Rainbow, the performance of the obligations of Rainbow under this Agreement and the consummation by Rainbow of the transactions contemplated under this Agreement. No other corporate proceedings on the part of Rainbow are necessary to authorize the execution and delivery of this Agreement by Rainbow in the performance of its obligations under this Agreement. This Agreement is, and when executed and delivered by Rainbow, will be a valid and binding agreement of Rainbow, enforceable against Rainbow in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors rights generally.

     3.6 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by Rainbow of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will violate any provision of Rainbow's articles of incorporation or bylaws, or to the best of Rainbow's knowledge: (a) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of Rainbow, or require the payment of any prepayment or other penalties; (b) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which Rainbow is bound; (c) result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of Rainbow; or (d) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Rainbow is bound or subject.

     3.7 Full Disclosure. None of the representations and warranties made by Rainbow herein, or in any exhibit, certificate or memorandum furnished or to be furnished by Rainbow, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

     3.8 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Rainbow in connection with: (a) the execution and delivery by Rainbow of its obligations under this Agreement; (b) the performance by Rainbow of its obligations under this Agreement; or (c) the consummation by Rainbow of the transactions contemplated by this Agreement.

                                  ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF SPEN

     As an inducement to Purchaser to enter into this Agreement, SPEN represents and warrants to Purchaser that to the best of his actual knowledge without further investigation:

     4.1 Organization. SPEN is a corporation duly organized, valid existing, and in good standing under the laws of Colorado, has all necessary corporate powers to own properties and to carry on its business as now owned and operated by it in Colorado; however, SPEN is not qualified to do business in any other states.

     4.2 Ability to Carry Out Obligations. Subject to the conditions set forth in Article 6 hereof, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated under this Agreement will: (a) violate any provision of SPEN's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of SPEN, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which SPEN is bound except for its obligations under an Investment and Voting Agreement with ASI Group, LLC; (d) result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of SPEN; or (e) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which SPEN is bound or subject.

     4.3 Full Disclosure. None of the representations and warranties made by SPEN herein, or in any exhibit, certificate or memorandum furnished or to be furnished by SPEN contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

     4.4 Share Ownership. SPEN holds all of the outstanding common shares of Rainbow Common Stock. Such ownership is of record and beneficially by SPEN, and such shares are not subject to any claim, lien, encumbrance or pledge. SPEN has authority to sell such shares pursuant to this Agreement.

                                   ARTICLE 5
                                   COVENANTS

     5.1 Investigative Rights. From the date of this Agreement until the Closing Date, each party shall provide to the other party, and such other party's counsels, accountants, auditors, and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments, and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request. If the transaction contemplated hereby is not completed, all documents received by each party and/or its attorneys and accountants, auditors or other authorized representatives shall be returned to the other party who provided same upon request. The parties hereto, their directors, employees, agents and representatives shall not disclose any of the information described above unless such information is already disclosed to the public, without the prior written consent of the party to which the confidential information pertains. Each party shall take such steps as are necessary to prevent disclosure of such information to unauthorized third parties.

     5.2 Conduct of Business. Prior to the Closing, Rainbow shall conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business or as contemplated in previously disclosed contractual obligations. Rainbow shall not amend its Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business except as otherwise contemplated herein.

                                   ARTICLE 6
                            CONDITIONS PRECEDENT TO
                               SPEN'S PERFORMANCE

     6.1 Conditions. The obligations of SPEN hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 6. SPEN may waive any or all of these conditions, except the conditions set forth in Sections 6.5 and 6.7 below, in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by SPEN of any other condition of or any of SPEN's other rights or remedies, at law or in equity, if Purchaser shall be in default of any of his representations, warranties, or covenants under this Agreement.

     6.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Purchaser in this Agreement or in any written statement that shall be delivered to SPEN by Purchaser under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     6.3 Performance. Purchaser shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     6.4 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against any party hereto on or before the Closing Date.

     6.5 Shareholder Approval. The shareholders of SPEN shall have approved the sale of the shares of Rainbow to Purchaser pursuant to the requirements of the Colorado Business Corporation Act.

     6.6 Dissenting Shareholders. The holders of no more than 5% of the outstanding shares of SPEN shall have dissented from the sale of the shares of Rainbow and demanded payment for their shares of SPEN pursuant to the Colorado Business Corporation Act.

     6.7 Consent of ASI. ASI Group, LLC, shall have given its consent to the sale of the shares.

                                   ARTICLE 7
                 CONDITIONS PRECEDENT TO PURCHASER'S PERFORMANCE

     7.1 Conditions. Purchaser's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 7. Purchaser may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Purchaser of any other condition of or any of Purchaser's rights or remedies, at law or in equity, if SPEN shall be in default of any of his representations, warranties, or covenants under this Agreement.

     7.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by SPEN in this Agreement or in any written statement that shall be delivered to Purchaser by SPEN under this Agreement shall be substantially true and accurate on and as of the Closing Date as though made at that time.

     7.3 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against any party hereto on or before the Closing Date.

                                   ARTICLE 8
                                    CLOSING

     8.1 Closing. The Closing of this transaction shall be held at the offices of SPEN at 6730 South Las Vegas Boulevard, Las Vegas, Nevada 89119, or such other place as shall be mutually agreed upon, on such date as shall be mutually agreed upon by the parties. At the Closing:


     8.2 SPEN shall deliver the certificate representing the shares of Rainbow being sold pursuant to this Agreement, and such certificate will be duly endorsed.

     8.3 Rainbow shall deliver a statement releasing SPEN of $347,000 of indebtedness to Rainbow.

     8.4 Rainbow shall deliver a statement releasing SPEN of all remaining indebtedness to Rainbow.

                                   ARTICLE 9
                                 MISCELLANEOUS

     9.1 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     9.2 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     9.3 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     9.4 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

     9.5 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

     9.6 Choice of Law. This Agreement and its application shall be governed by the laws of the State of Nevada, except to the extent its conflict of laws provisions would apply the laws of another jurisdiction.

     9.7 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

     Purchaser:

          Vaso Boreta
          4211 Paradise Road
          Las Vegas, NV 89109

     SPEN and Rainbow:

          Sport Entertainment Enterprises, Inc.
          6730 South Las Vegas Boulevard
          Las Vegas, Nevada  89119

     with a copy to:

          Jon D. Sawyer
          Krys Boyle Freedman & Sawyer, P.C.
          600 17th Street, Suite 2700
          Denver, Colorado  80202
          Phone:  (303) 893-2300
          Fax:  (303) 893-2882

     9.8 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     9.9 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

     9.10 Brokers. The parties hereto represent and agree that no broker has brought about the aforementioned transaction. Each of the parties hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of its dealings, arrangements or agreements with any broker or person, except as described in this paragraph.

     9.11 Announcements. Paradise and SPEN will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

     9.12 Exhibits. As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for herein above, including any items referenced therein or required to be attached thereto. Any material changes to the Exhibits shall be immediately disclosed to the other party.

     AGREED TO AND ACCEPTED as of the date first above written.

PURCHASER:                             SPORTS ENTERTAINMENT
                                       ENTERPRISES, INC.


By:/s/ Vaso Boreta                     By:/s/ Vaso Boreta
   Vaso Boreta                            Vaso Boreta, President


LVDGT RAINBOW, INC.


By:/s/ Vaso Boreta
   Vaso Boreta, President

                                 SCHEDULE 3

                             LVDGT RAINBOW, INC.
                                 ("Rainbow")

Officers and Directors:

          Vaso Boreta - President, Secretary, Treasurer and Sole Director